Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to inclusion in this Form 8-K/A of Steiner Leisure Limited of our report dated January 13, 2012, with respect to the consolidated financial statements of Ideal Image Development, Inc. and Subsidiaries for the years ended December 31, 2010 and 2009.

Crowe Horwath LLP

Tampa, Florida
January 13, 2012